Exhibit 99(s)(2)

CERTIFICATE OF SECRETARY

The undersigned Secretary for Aberdeen Global Income Fund, Inc. (the “Fund”) hereby certifies that the Board of Directors of the Fund duly adopted the following resolution on December 5, 2012:

RESOLVED, that the Directors and Officers who may be required to execute any registration statement on behalf of the Fund on Form N-2, including any amendments, exhibits or supplements thereto under the Securities Act of 1933 and the Investment Company Act of 1940 Act with the SEC (the “Registration Statement”), hereby approve and authorize the use of the Power of Attorney appointing Jeffrey Cotton, Andrea Melia, Megan Kennedy, Alan Goodson, Jennifer Nichols, Lucia Sitar, and Sharon Ferrari as attorneys-in-fact for the purpose of signing and filing on behalf of the Fund any Registration Statement , and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described therein.

Dated: February 22, 2013

/s/ Megan Kennedy
Megan Kennedy
Secretary